Exhibit 10.1

Execution Copy

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”), effective as of June 12, 2006, is by and between Meritage Homes Corporation, a Maryland corporation (“Meritage”), and John R. Landon (“Landon”).

WHEREAS, Landon has resigned as an officer of Meritage;

WHEREAS, in connection with the foregoing, (i) Meritage has agreed, subject to the conditions herein, to purchase from Landon shares of common stock, par value $0.01 per share, of the Company (“Common Stock”), (ii) Landon has agreed to resign as a director of the Company, and (iii) the parties have determined to settle various other matters;

WHEREAS, simultaneously with the execution of this Agreement, Meritage and Landon have executed and delivered (i) a Settlement Agreement and Mutual Release and Waiver of Claims (the “Settlement Agreement”) in the form of Exhibit A hereto, and (ii) a Cooperation Agreement (the “Cooperation Agreement”) in the form of Exhibit B hereto; and

WHEREAS, Landon and Meritage are parties to that certain Employment Agreement effective as of July 1, 2003, as amended from time to time (the “Employment Agreement”), which Employment Agreement imposes various continuing obligations upon Landon, as set forth in Sections 8 and 9 thereof (the “Continuing Obligations”) and upon Meritage, as set forth under Section 7 thereof.

NOW, THEREFORE, in consideration of the acts, payments, covenants and mutual agreements herein described and agreed to be performed, Meritage and Landon hereby agree as follows:

1.             Resignation of Positions with Company Subsidiaries and Affiliates. Landon hereby acknowledges the termination of his service as an officer and employee of Meritage, and his termination and/or resignation from all other positions held by Landon in any capacity with any subsidiary, affiliate or related party of Meritage, in each case effective as of the close of business on May 17, 2006.

2.             Purchase and Sale of the Shares; Resignation as a Director.

(a)           Upon the terms of, and subject to the satisfaction of the conditions set forth in Section 5 of this Agreement, Landon hereby agrees to sell to Meritage, and Meritage hereby agrees to purchase from Landon, 1,000,000 shares of Common Stock (the “Shares”).

(b)           The purchase price per share for the Shares shall be $52.19 per share (the “Per Share Price”), or an aggregate of FIFTY-TWO MILLION ONE HUNDRED NINETY THOUSAND AND NO/100 DOLLARS ($52,190,000).

(c)           Immediately following the satisfaction of the conditions set forth in Section 5 hereof, and in any event no later than the next business day thereafter, Landon shall surrender to Meritage any certificates representing the Shares being purchased, together with duly executed stock powers for the transfer of such Shares to Meritage, or otherwise provide to Meritage satisfactory evidence of the transfer of the Shares to Meritage. Upon Meritage’s receipt of such certificates and transfer instruments from Landon, or upon Meritage’s receipt of such other satisfactory evidence of the transfer of the Shares to Meritage, Meritage shall pay the purchase price for the Shares to Landon by check or by wire transfer to an account designated in writing by Landon.

(d)           Landon hereby resigns from the Board of Directors of Meritage, such resignation to be effective, without further action by any party hereto, immediately upon, and subject to, Landon’s receipt of the purchase price for the Shares as provided in this Section 2.

3.             Representations, Warranties and Covenants of Landon. Landon hereby represents, warrants and covenants to Meritage as follows:

(a)           Ownership of the Shares. Landon, or Landon as tenant in common with Eleanor Landon, is the sole beneficial owner and holder of the entire right, title and interest in and to the Shares, free and clear of all liens and other encumbrances (other than restrictions on transfer imposed by federal and state securities laws).

(b)           Authorization; Enforceability. Landon has full power and authority to enter into this Agreement, the Settlement Agreement and the Cooperation Agreement. This Agreement, the Settlement Agreement and the Cooperation Agreement, and the Continuing Obligations under the Employment Agreement, constitute valid and legally binding obligations of Landon, enforceable against Landon in accordance with their respective terms.

(c)           No Conflicts. The execution and delivery by Landon of this Agreement does not, and the consummation of the transactions contemplated hereby will not: (i) conflict with or result in a violation or breach of any law, rule, regulation, order or decree applicable to Landon; (ii) conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, any contract to which Landon is a party; (iii) except as set forth in this Agreement or as required by the federal securities laws, require Landon to obtain any consent, approval or action of, make any filing with or give any notice to any person as a result or under the terms of any contract to which Landon is a party; or (iv) result in the creation or imposition of any lien or other encumbrance upon the Shares.

(d)           Adequacy of Information. Landon has been an executive officer and director of Meritage with access to information regarding Meritage and its business, including operating data for April and May, 2006, necessary to make an informed and knowledgeable decision with regard to the transactions contemplated hereby. Landon understands that the Shares may in the future trade at prices higher than the purchase price at which Landon is selling such Shares to Meritage under this Agreement, and that Landon, by entering into this Agreement, is foregoing any and all opportunities to share in any such increased value with respect to any Shares sold hereunder. Landon has not relied upon Meritage, or any of its affiliates or agents, and has instead made his own independent analysis, in determining to enter into this Agreement and to consummate the transactions contemplated hereby.

(e)           Compliance with Agreements. Landon will comply in all respects with the terms and provisions of this Agreement, the Settlement Agreement and the Cooperation Agreement, and with his Continuing Obligations under the Employment Agreement.

4.             Representations, Warranties and Covenants of Meritage. Meritage hereby represents, warrants and covenants to Landon as follows:

(a)           Authorization; Enforceability. Meritage has full power and authority to enter into this Agreement, the Settlement Agreement and the Cooperation Agreement. This Agreement, the Settlement Agreement and the Cooperation Agreement (i) upon satisfaction of the condition set forth in Section 5(a)(i) and Section 5(b)(i) below will be duly authorized by all necessary corporate action and (ii) constitute valid and legally binding obligations of Meritage, enforceable against Meritage in accordance with their respective terms.

(b)           No Conflicts. Subject to the satisfaction of the conditions set forth in Section 5 below, the execution and delivery by Meritage of this Agreement does not, and the consummation of the transactions contemplated hereby will not: (i) conflict with or result in a violation or breach of any law, rule, regulation, order or decree applicable to Meritage; (ii) conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, any contract to which Meritage or any of its direct or indirect subsidiaries is a party, or (iii) except as set forth in this Agreement or as required by the federal securities laws, require Meritage to obtain any consent, approval or action of, make any filing with or give any notice to any person as a result or under the terms of any contract to which Meritage is a party.

(c)           Compliance with Agreements. Meritage will comply in all respects with the terms and provisions of this Agreement, the Settlement Agreement and the Cooperation Agreement and with its continuing obligations under the terms of the Employment Agreement.

(d)           Retention of Independent Bank. Meritage has retained, or concurrently with the execution of this Agreement will retain, at Meritage’s sole cost and expense, the Independent Bank (hereafter defined) for purposes of rendering the written opinion referenced in Section 5(a)(ii) and Section 5(b)(ii) below.

5.             Conditions to Purchase. (a) Meritage’s obligation to purchase the Shares following the execution of this Agreement is subject to the following conditions precedent:

(i)            The transactions contemplated hereby shall have been approved by the Board of Directors of Meritage, including a majority of all disinterested directors, at a meeting of the Board of Directors duly called and held;

(ii)           Meritage shall have received, within seven days of the date hereof, a written opinion as to the fairness of the purchase of the Shares to Meritage from a financial point of view, which opinion shall have been issued by an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of Meritage’s Board of Directors, qualified to perform such task and disinterested and independent with respect to Meritage (the “Independent Bank”); provided, that Meritage shall inform Landon promptly, and in any event within two days, of its receipt of such opinion from the Independent Bank or of confirmation from the Independent Bank that the Independent Bank will not issue such an opinion; and

(iii)          The representations and warranties of Landon made herein shall be true and correct in all respects and Landon shall be in compliance with all covenants and other terms of this Agreement and Sections 8 and 9 of the Employment Agreement.

(b)           Landon’s obligation to sell the Shares following the execution of this Agreement is subject to the following conditions precedent:

(i)            The transactions contemplated hereby shall have been approved by the Board of Directors of Meritage, including a majority of all disinterested directors, at a meeting of the Board of Directors duly called and held;

(ii)           Meritage shall have received within seven days of the date hereof, a written opinion as to the fairness of the purchase of the Shares to Meritage from a financial point of view issued by the Independent Bank; and

(iii)          The representations and warranties of Meritage made herein shall be true and correct in all respects and Meritage shall be in compliance with all covenants and other terms of this Agreement and Section 7 of the Employment Agreement.

6.             Termination. The obligations of the parties under Section 2 of this Agreement, shall terminate on the earlier of (a) Meritage’s purchase of the Shares following the satisfaction of the conditions set forth in Section 5 above, and (b) the date which is seven days following the date hereof.

7.             Miscellaneous.

(a)           Survival. The representations, warranties, covenants and agreements of Landon and Meritage contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby.

(b)           Remedies. Meritage, on the one hand, and Landon, on the other, acknowledge and agree that irreparable damage will occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. It is accordingly agreed that (i) the parties shall be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court having jurisdiction, and (ii) in the event of any non-performance or breach of this Agreement by Landon, Meritage shall be entitled, at its sole option, to rescind this Agreement, in which case Landon shall be required to repay to Meritage the amount of the purchase price paid hereunder and Meritage shall be required to return to Landon the Shares. The foregoing remedies shall be in addition to any other remedy to which a party hereunder may be entitled at law or in equity.

(c)           Nature of Agreement. This Agreement and all provisions thereof, including all representations and promises contained herein, are contractual and not a mere recital and shall continue in permanent force and effect. This Agreement constitutes the sole and entire agreement of the parties with respect to the subject matter hereof, and there are no agreements of any nature whatsoever between the parties hereto with respect to the subject matter hereof, except as expressly stated or referenced herein. This Agreement may not be modified or changed unless done so in writing, signed by both parties. In the event that any portion of this Agreement is found to be unenforceable for any reason whatsoever, the unenforceable provision shall be considered to be severable, and the remainder of the Agreement shall continue to be in full force and effect. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without regard to choice of law principles.

(d)           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(e)           Notices. Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered by overnight courier or sent by facsimile, or upon delivery when delivered personally, or upon seventy-two (72) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address or facsimile number, as subsequently modified by written notice, as follows:

(i)            if to Landon, to 2200 Willow Bend Drive, Plano, Texas 75093, Attn: John R. Landon, or

(ii)           if to Meritage, to Meritage Homes Corporation, 17851 North 85th Street, Suite 300, Scottsdale, Arizona 85255, Attn: General Counsel.

(f)            Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable for whatever reason, the remaining provisions of this Agreement shall nevertheless continue in full force and effect without being impaired in any manner whatsoever.

(g)           Further Assurances. Each party to this Agreement agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

(h)           Advice of Counsel. EACH PARTY TO THIS AGREEMENT (INCLUDING EACH ACKNOWLEDGING PARTY) ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS

AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

[Signature Page Follows]

The parties have executed this Stock Purchase Agreement as of the date first written above.

MERITAGE:

MERITAGE HOMES CORPORATION

		By:	/s/ C. Timothy White
			Name:	C. Timothy White
			Title:	Executive Vice President

LANDON:

JOHN R. LANDON

		By:		/s/ John R. Landon
Name: John R. Landon

ACKNOWLEDGED BY:

Accepted and Agreed to the extent of her interests in the Shares:

By:	/s/ Eleanor Landon
Name: ELEANOR LANDON